                                                                      Exhibit 11




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated November 7, 1997, relating to the financial statements and financial highlights of Gabelli Westwood Equity Fund, Gabelli Westwood Intermediate Bond Fund, Gabelli Westwood Balanced Fund, and Gabelli Westwood SmallCap Equity Fund (constituting The Gabelli Westwood Funds), which appears in such Statement of Additional Information, and to the incorporation by reference to our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Financial Highlights" in the Prospectus and under the headings "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Accountants" and "Financial Statements" in the Statement of Additional Information.




/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, NY 10036
January 16, 1998